SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              _____________________
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                  Date of earliest event reported: October 2, 2002



                               LMI AEROSPACE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Missouri
                 (State or Other Jurisdiction of Incorporation)


       0-24293                                        43-1309065
(Commission File Number)                  (I.R.S. Employer Identification No.)

3600 Mueller Road, St. Charles, Missouri              63302-0900
(Address of Principal Executive Offices)              (Zip Code)

                                 (636) 946-6525
              (Registrant's Telephone Number, Including Area Code)

                              _____________________

Item 9.  Regulation FD Disclosure.

         On June 12, 2002, LMI Aerospace, Inc. issued a press release relating to its acquisition of certain of the assets of the aerospace division Southern Stretch Forming and Fabrication, Inc., a Texas corporation, and to announce the appointment of Ed Campbell to the position of Director of Marketing. The text of the announcement is attached hereto as Exhibit 99.1.


         Exhibit Number           Description
         --------------           -----------
             99.1                 Text of Press Release, dated October 2, 2002,
                                  issued by LMI Aerospace, Inc.

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 2, 2002

                                   LMI AEROSPACE, INC.


                                   By:  /s/ Lawrence E. Dickinson
                                      --------------------------------------
                                        Lawrence E. Dickinson
                                        Chief Financial Officer and Secretary

                                  EXHIBIT INDEX


Exhibit                  Description
-------                  -----------

99.1 Text of Press Release, dated October 2, 2002 issued by LMI Aerospace, Inc.

                                                                   Exhibit 99.1
                                                                   ------------
                                                            LMI Aerospace, Inc.
                                                            Post Office Box 900
                                                    St. Charles, Missouri 63302

For more information,
Contact Ed Dickinson, 636/916-2150

FOR IMMEDIATE RELEASE


LMI AEROSPACE ACQUIRES AEROSPACE OPERATIONS OF
SOUTHERN STRETCH FORM AND FABRICATION, INC.

             Company also names Ed Campbell as Director of Marketing


         ST. LOUIS, October 2, 2002 - LMI Aerospace, Inc. (Nasdaq: LMIA) announced today that it has acquired the operations and certain assets of the aerospace division of Southern Stretch Form and Fabrication, Inc. (SSFF), an aerospace sheet metal manufacturer based in Denton, Texas.

         The aerospace division of SSFF provides stretch forming, routing and drilling of predominantly large components to the aerospace industry. SSFF has annual sales of $4.0 million, of which approximately $1.5 million are to Versaform Corporation, which was acquired by LMI on May 16, 2002. Sales to Gulfstream Aerospace Corporation represent the majority of the balance of the business. All SSFF production will be transferred, including the $1.5 million in intercompany sales, to existing LMI manufacturing facilities over the next four months, at which time the Denton facility will close.

         "This transaction provides LMI sheet metal facilities with additional work volume and increases our work statement with Gulfstream," said Ronald Saks, President and Chief Executive Officer of LMI Aerospace, Inc.

         LMI acquired certain assets and operations of the aerospace division of SSFF from Brian D. Geary, a director of LMI. LMI paid for the equipment necessary to operate the business by the delivery of 90,000 shares of the common stock of LMI pursuant to a private placement conforming with the safe harbor provisions of Rule 506 of Regulation D, promulgated under the Securities Act of 1933, as amended, $215,000 cash for all inventories, subject to adjustment based on a post-closing audit, and the transfer of certain equipment valued at $60,000.

         Additionally, LMI Aerospace, Inc. announced the promotion of Ed Campbell to the position of Director of Marketing. Mr. Campbell joined LMI in the acquisition of Versaform Corporation in May 2002.

         "Ed Campbell's marketing experience in the military, corporate and regional aircraft markets will be quite valuable to LMI," said Ronald Saks. "He has developed solid customer relationships that further LMI's strategy to increase our focus on customer service."

         LMI Aerospace, Inc. is a leading supplier of quality components to the aerospace and technology industries. The Company operates eight manufacturing facilities that fabricate, finish and integrate close tolerance aluminum and specialty alloy components for commercial, corporate, regional and military aircraft, and for laser equipment used in the semiconductor and medical industries. Its products include leading edge wing slats and lens assemblies; cockpit window frame assemblies; fuselage skins and supports; passenger and cargo door frames and supports; and excimer laser components.

         This press release includes forward-looking statements related to LMI Aerospace's outlook for 2002 and future periods, which are based on current management expectations. Such forward-looking statements are subject to various risks and uncertainties, many of which are beyond the control of LMI Aerospace, Inc. Actual results could differ materially from the forward-looking statements as a result, among other things, of the factors detailed from time to time in LMI Aerospace's filings with the Securities and Exchange Commission.